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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 16, 2008

                              ONCOLOGIX TECH, INC.
            ---------------------------------------------------------
           (Name of Small Business Issuer as Specified in Its Charter)

             Nevada                  0-15482                     86-1006416
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(State or other jurisdiction of    (Commission               (I.R.S. Employer
 incorporation or organization)    File Number)              Identification No.)

                                                                P.O. Box 8832
                           Grand Rapids, MI 49518-8832
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                    (Address of principal executive offices)

                                 (616) 977-9933
                            -------------------------
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01         Other Events.

         On June 2, 2008, the Company completed a program to extend the due dates of its outstanding promissory notes due on or before that date. The aggregate principal amount of those notes was $2,005,450. The holders of all of the notes entered into agreements whereunder the dates on which payment is due is extended until December 4, 2008, the price at which amounts due under the notes may be converted to shares of common stock was reduced to $0.15 per share; provided that any conversion effected on or before June 16, 2008 would be at a price of $0.05 per share.

         The notes subject to those agreements included: a series of 8% convertible promissory notes in the aggregate principal amount of $700,000 originally due on May 8, 2008; a certain convertible promissory note held by a private investor in the principal amount of $350,000, formerly due on April 30, 2008; a convertible promissory note in the principal amount of $50,000 formerly due on April 30, 2008, held by Mr. Stanley L. Schloz, a former director; convertible and non-convertible promissory notes in the aggregate principal amount of $855,450 formerly due on April 30, 2008, held by Anthony Silverman, a former director who may be considered to be an affiliate of the Company.

         As reported in our Current Report on Form 8-K filed on June 6, 2008, two holders entered into the agreements, converting the $54,126.07 in principal and interest due under their notes to 1,082,522 shares of common stock at $0.05 per share. In addition, Mr. Silverman converted a total of $237,972.59 in principal and interest under the notes held by him to 4,759,452 shares of common stock at $0.05 per share.

            As of the date of this Report, Mr. Silverman has converted an additional $656,700 in principal and interest under the notes held by him into 13,134,000 shares of common stock at $0.05 per share. As a result, the total number of shares of common stock held by Mr. Silverman is 22,484,852. Mr. Silverman has elected to extend $63,821.90 in accrued interest until December 4, 2008.

            Mr. Schloz elected to convert $50,000 in principal into 1,000,000 shares of common stock at $0.05 per share. Mr. Schloz has elected to extend $2,712.23 in accrued interest until December 4, 2008.

            Five private investors have elected to convert $850,000 in principal and $87,945.26 in accrued interest into 18,758,904 shares of common stock at $0.05 per share. In total, the holders' who elected to extend their notes, which represented $2,005,450 in outstanding principal and accrued interest, elected to convert $1,805,450 plus $131,293.92 in accrued interest into 38,734,878 shares of common stock at $0.05. The remaining principal and interest will be extended until December 4, 2008. The Company currently has approximately $1,561,534 in principal due by December 4, 2008 and $1,090,000 in principal due by September 17, 2009 in addition to accruing interest thereon.

            There is at present no known source of funds for payment of any of the remaining notes except for the proceeds, if any, of a proposed asset sale previously reported. It is not anticipated that any such proceeds will become available for at least two years. Accordingly, the continued existence of the Company may depend on further extensions of due dates and/or conversion of the principal of and interest accrued under the notes to common stock.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 18, 2008                        ONCOLOGIX TECH, INC.


                                            By:  /s/  Judy Lindstrom
                                               --------------------------------
                                                      Judy Lindstrom, President

                                            By:  /s/  Michael A. Kramarz
                                               --------------------------------
                                                      Michael A. Kramarz,
                                                      Chief Financial Officer